Exhibit 5.1

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com

FIRM/AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
June 29, 2010	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Frankfurt	Rome
	Hamburg	San Diego
Global Crossing Limited	Hong Kong	San Francisco
Wessex House	Houston	Shanghai
45 Reid Street	London	Silicon Valley
Hamilton HM12, Bermuda	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.

Re:	Registration Statement on Form S-4 (Registration No. 333-167635)
$750,000,000 principal amount of 12% Senior Secured Notes due 2015

Ladies and Gentlemen:

We have acted as special U.S. counsel to Global Crossing Limited, an exempted company with limited liability formed under the laws of Bermuda (the “Company”), in connection with the issuance of up to $750,000,000 in aggregate principal amount of the Company’s 12% Senior Secured Notes due 2015 (the “Notes”) and the guarantee of the Notes (the “Guarantees” and, together with the Notes, the “Securities”) by the subsidiaries of the Company identified on Schedule 1 hereto (collectively, the “Delaware Corporate Guarantors”), the subsidiary of the Company identified on Schedule 2 hereto (the “Delaware LLC Guarantor” and, together with the Delaware Corporate Guarantors, the “Delaware Guarantors”), the subsidiary of the Company identified on Schedule 3 hereto (the “New York Guarantor”), the subsidiary of the Company identified on Schedule 4 hereto (the “California Guarantor”) and the other subsidiaries of the Company identified on Schedule 5 hereto (collectively, the “Other Guarantors” and, together with the Delaware Guarantors, the New York Guarantor and the California Guarantor, the “Guarantors”), under an indenture dated as of September 22, 2009, including the Guarantees contained therein, as supplemented by the first supplemental indenture dated March 11, 2010 (collectively, the “Indenture”), among the Company, the Guarantors and Wilmington Trust FSB, as trustee, and pursuant to a registration statement on Form S-4 (Registration No. 333-167635) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2010 (as amended, the “Registration Statement”). The Securities are to be issued in exchange for the Company’s outstanding 12% Senior Secured Notes due 2015 and the Guarantors’ guarantees thereof (collectively, the “Outstanding Securities”) on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and the related letter of transmittal filed as Exhibit 99.1 to the Registration Statement (the “Letter of Transmittal”). This letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, Prospectus or Letter of Transmittal, other than as expressly stated herein with respect to the validity of the Securities.

Global Crossing Limited

June 29, 2010

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the General Corporation Law of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the Delaware Guarantors or the California Guarantor, any other laws, or as to any matters of municipal law or the laws of any local agencies within any State. Various issues concerning the laws of other jurisdictions identified on Schedule 6 hereto are addressed in one or more opinion letters of the respective law firms identified opposite the name of each such jurisdiction on Schedule 6 hereto (each, a “Local Counsel Opinion”), and each such Local Counsel Opinion has been filed as an exhibit to the Registration Statement. With respect to the opinions expressed herein insofar as they depend on the laws of the jurisdictions set forth on Schedule 6 hereto, we have with your consent relied exclusively on the Local Counsel Opinions, subject to all of the assumptions, limitations and qualifications set forth therein.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and the Securities are delivered in exchange for an equal principal amount of the Outstanding Securities in the circumstances contemplated by the Registration Statement, Prospectus and Letter of Transmittal, the Notes and the Guarantees will be legally valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Securities, collection of that portion of the stated principal amount thereof

Global Crossing Limited

June 29, 2010

which might be determined to constitute unearned interest thereon; (f) any provision to the extent it requires that a claim with respect to the Notes (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (g) provisions purporting to make a guarantor primarily liable rather than as a surety; (h) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (i) waivers of broadly or vaguely stated rights, (j) provisions for exclusivity, election or cumulation of rights or remedies, (k) provisions authorizing or validating conclusive or discretionary determinations, (l) grants of setoff rights, (m) proxies, powers and trusts; and (n) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion with respect to the creation, validity, attachment, perfection or priority of any lien or security interest.

With your consent, we have assumed (a) that the Indenture and the Securities have been or will be duly authorized, executed and delivered by the parties thereto other than the Company and the Guarantors, (b) that the Indenture and the Securities constitute legally valid and binding obligations of the parties thereto other than the Company and the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Indenture and the Securities as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this letter as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

Attachments

Global Crossing Limited

June 29, 2010

Schedule 1

Delaware Corporate Guarantors

Guarantor	Jurisdiction of Organization
Impsat Fiber Networks, Inc.	Delaware, USA

Global Crossing Americas Solutions, Inc. (f/k/a Impsat USA, Inc.)	Delaware, USA

Racal Telecommunications, Inc.	Delaware, USA

Global Crossing Development Co.	Delaware, USA

Global Crossing Employee Services Inc.	Delaware, USA

Global Crossing North American Holdings, Inc.	Delaware, USA

Global Crossing North American Networks, Inc.	Delaware, USA

ALC Communications Corporation	Delaware, USA

Budget Call Long Distance, Inc.	Delaware, USA

GT Landing II Corp.	Delaware, USA

Global Crossing Limited

June 29, 2010

Schedule 2

Delaware LLC Guarantor

Guarantor	Jurisdiction of Organization
International Optical Network, L.L.C.	Delaware, USA

Global Crossing Limited

June 29, 2010

Schedule 3

New York Guarantor

Guarantor	Jurisdiction of Organization
Global Crossing North America, Inc.	New York, USA

Global Crossing Limited

June 29, 2010

Schedule 4

California Guarantor

Guarantor	Jurisdiction of Organization
Global Crossing Bandwidth, Inc.	California, USA

Global Crossing Limited

June 29, 2010

Schedule 5

Other Guarantors

Guarantor	Jurisdiction of Organization
Global Crossing Australia Pty Limited	Australia

Global Crossing België bvba	Belgium

Global Crossing PEC Belgium bvba	Belgium

Global Crossing Holdings Limited	Bermuda

Atlantic Crossing Ltd.	Bermuda

Global Crossing Asia Holdings Ltd.	Bermuda

Global Crossing Australia Holdings Ltd.	Bermuda

Global Crossing Network Center Ltd.	Bermuda

Global Crossing International, Ltd.	Bermuda

Old GMS Holdings Ltd.	Bermuda

South American Crossing Holdings Ltd.	Bermuda

Global Crossing International Networks Ltd.	Bermuda

GC Crystal Holdings Ltd.	Bermuda

PAC Panama Ltd.	Bermuda

SAC Brasil Holding Ltda.	Brazil

SAC Brasil S.A.	Brazil

Impsat Participações e Comercial Ltda.	Brazil

Global Crossing Comunicações do Brasil Ltda.	Brazil

Global Crossing Telecommunications–Canada, Ltd.	Canada

Ameritel Management, Inc.	Canada

Global Crossing Chile S.A.	Chile

Global Crossing Costa Rica, SRL	Costa Rica

Global Crossing Limited

June 29, 2010

Guarantor	Jurisdiction of Organization
Global Crossing Cyprus Holdings Limited	Cyprus

Global Crossing PEC Danmark ApS	Denmark

Global Crossing Comunicaciones Ecuador S.A.	Ecuador

Fibernet Holdings Limited	England & Wales, UK

Global Crossing (Bidco) Limited	England & Wales, UK

Global Crossing Europe Limited	England & Wales, UK

Global Crossing Financial Markets Limited	England & Wales, UK

Pan American Crossing UK Ltd.	England & Wales, UK

GC Impsat Holdings I Plc	England & Wales, UK

GC Impsat Holdings II Limited	England & Wales, UK

GC Impsat Holdings III Limited	England & Wales, UK

GC Pan European Crossing UK Limited	England & Wales, UK

Fibernet GmbH	Germany

Global Crossing PEC Deutschland GmbH	Germany

Global Crossing Hong Kong Limited	Hong Kong Special Administrative Region

Global Crossing Ireland Limited	Ireland

Global Crossing Services Europe Limited	Ireland

Global Crossing Services Ireland Limited	Ireland

Global Crossing Japan KK	Japan

Global Crossing PEC Luxembourg I s.à.r.l.	Luxembourg

Global Crossing PEC Luxembourg II s.à.r.l.	Luxembourg

Global Crossing Servicios, S. de R.L. de C.V.	Mexico

Global Crossing Mexicana, S. de R.L. de C.V.	Mexico

Global Crossing Mexicana II, S. de R.L. de C.V.	Mexico

GC IMPSAT Holdings Nederland B.V.	The Netherlands

Global Crossing Limited

June 29, 2010

Guarantor	Jurisdiction of Organization
Global Crossing PEC Holdings B.V.	The Netherlands

GC Pan European Crossing Networks B.V.	The Netherlands

Global Crossing PEC Nederland B.V.	The Netherlands

Global Crossing Nederland B.V.	The Netherlands

SAC Panama S.A.	Panama

Global Crossing Panama, Inc.	Panama

Telecom Infrastructure Hardware S.R.L.	Peru

Global Crossing Peru S.A.	Peru

Global Crossing Singapore Pte. Ltd.	Singapore

Global Crossing PEC España S.A.	Spain

Global Crossing Sverige AB	Sweden

Global Crossing PEC Switzerland AG	Switzerland

Global Crossing Local Services, Inc.	USA – Michigan

Global Crossing Telecommunications, Inc.	USA – Michigan

Global Crossing Telemanagement VA, LLC	USA – Virginia

Global Crossing Telemanagement, Inc.	USA – Wisconsin

G.C. St. Croix Company, Inc.	U.S. Virgin Islands

Global Crossing Venezuela S.A.	Venezuela

Global Crossing Limited

June 29, 2010

Schedule 6

Laws of Other Jurisdictions & Local Counsel Opinions

Jurisdiction(s)	Law Firm	Exhibit No. to Registration Statement
Australia	Freehills	5.8

Belgium	Simmons & Simmons	5.25

Bermuda	Appleby	5.2

Brazil	TozziniFreire Advogados	5.11

Canada – Federal, Alberta, British Columbia, Ontario	Blake Cassels & Graydon LLP	5.3

Chile	Cariola, Diez, Perez-Cotapos & Cia.	5.12

Costa Rica	Soley, Saborio & Asociados	5.17

Cyprus	Michael & Liasides L.L.C.	5.26

Denmark	Horten Law Firm	5.27

Ecuador	Corral & Rosales	5.18

England & Wales, UK	Latham & Watkins (London) LLP	5.5

Germany	K&L Gates LLP	5.20

Hong Kong Special Administrative Region	Wilkinson & Grist	5.4

Ireland	A&L Goodbody Solicitors	5.21

Japan	Nagashima Ohno & Tsunematsu	5.9

Luxembourg	Bonn Schmitt Steichen	5.22

Mexico	Alvarez, Santamarina y Acedo, S.C.	5.13

The Netherlands	Houthoff Buruma	5.24

Panama	Sucre Arias y Reyes	5.14

Peru	Berninzon, Benavides, Vargas y Fernández, Abogados	5.15

Global Crossing Limited

June 29, 2010

Jurisdiction(s)	Law Firm	Exhibit No. to Registration Statement
Singapore	Rodyk & Davidson LLP	5.10

Spain	Araoz Y Rueda Abogados, S.L.P.	5.23

Sweden	Advokatfirma DLA Nordic KB	5.28

Switzerland	VISCHER AG	5.29

USA – Michigan & Wisconsin	Whyte Hirschboeck Dudek S.C.	5.6

USA – Virginia	LeClairRyan, P.C.	5.7

U.S. Virgin Islands	Moore, Dodson & Russell, P.C.	5.16

Venezuela	D’Empaire Reyna Abogados	5.19